Exhibit 24

POWER OF ATTORNEY

The undersigned constitutes and appoints Madelaine Salas and James Nias, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities to sign such forms as are required to be filed on the undersigned’s behalf pursuant to Sections 16(a) and 23(a) of the Securities and Exchange Act of 1934 and the rules and regulations thereunder with respect to the undersigned’s holdings in Cascade Microtech, Inc., and any or all further amendments to said forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ John Y. Chen
John Y. Chen

State of California       )

County of Santa Clara   )

On August 20th 2010 before me, Daksha K. Patel, Notary Public, personally appeared John Y. Chen,

who proved to me on the basis of satisfactory evidence to be the person whose name are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature	/s/ Daksha K. Patel	(Seal)